JOINT NEWS RELEASE

Norwood Financial Corp. and North Penn Bancorp, Inc. Announce
Preliminary Results of Elections Regarding Merger Consideration

HONESDALE, PA and SCRANTON, PA.  April 18, 2011.  Norwood Financial Corp. (Nasdaq: NWFL) and North Penn Bancorp, Inc. (OTCBB: NPBP) today announced the preliminary results of elections made by North Penn Bancorp, Inc. stockholders as to the form of merger consideration to be received in the pending merger of North Penn Bancorp with and into Norwood Financial.

Of the 1,334,844 shares of North Penn Bancorp common stock outstanding as of April 5, 2011, 411,285 shares, or 30.8%, elected to receive Norwood Financial common stock;  804,796 shares, or 60.3%, elected to receive cash; and 118,763 shares, or 8.9%, submitted elections expressing no preference as to the form of merger consideration or did not make a valid election.

Based on the preliminary information above, North Penn stockholders who made valid elections to receive stock consideration and North Penn stockholders who failed to make a valid election, or chose to make no election, will receive stock consideration for 100% of their shares subject to such election.  North Penn stockholders who made valid elections to receive cash consideration will receive cash consideration for approximately 75% of their shares and stock consideration for approximately 25% of their shares subject to such election.

Norwood Financial and North Penn Bancorp expect to complete the merger during the second quarter.  The proposed merger, which was approved by North Penn Bancorp stockholders on April 8, 2011, remains subject to the receipt of final regulatory approvals and the satisfaction of customary closing conditions.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of Norwood Financial and North Penn Bancorp. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Norwood Financial and North Penn Bancorp, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Norwood Financial and North Penn Bancorp are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Norwood Financial files with the Securities and Exchange Commission.

Additional Information About the Merger and Where to Find It

In connection with Norwood Financial’s proposed acquisition of North Penn Bancorp, Norwood Financial has filed a registration statement on Form S-4 with the SEC containing a proxy statement/prospectus dated February 25, 2011, which has been mailed to North Penn Bancorp stockholders.  Investors are urged to read these materials, and any other documents filed by Norwood Financial or North Penn Bancorp with the SEC, because they contain or will contain important information about Norwood Financial, North Penn Bancorp and the merger. The proxy statement/prospectus and other relevant materials, and any other documents filed by Norwood Financial with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

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Contact: Norwood Financial, Inc. William S. Lance, Chief Financial Officer, (570) 253-1455 or North Penn Bancorp, Inc. Frederick L. Hickman, President, and Chief Executive Officer, (570) 344-6115.

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